As filed with the Securities and Exchange Commission on May 14, 1999
                                                              File No. 333-39137

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                 TO THE FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             VISUAL DATA CORPORATION
               (Exact name of issuer as specified in its charter)

             Florida                                       65-0420146
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                 1291 SW 29 Avenue Pompano Beach, Florida 33069
               (Address of principal executive offices) (Zip Code)

                                ----------------
                 VISUAL DATA CORPORATION 1996 STOCK OPTION PLAN
                       AND CERTAIN COMPENSATION AGREEMENTS
                            (Full title of the plan)
                                ----------------

                           Randy S. Selman, President
                            1291 Southwest 29 Avenue
                          Pompano Beach, Florida 33069
                                 (954) 917-6655
                     (Name and address of agent for service)

                                    Copy to:
                             Joel D. Mayersohn, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach and the State of Florida, on the day of May 14, 1999.
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                                                     VISUAL DATA CORPORATION

                                                     By       /s/ Randy S. Selman
                                                              -------------------
                                                              Randy S. Selman
                                                              Chairman of the Board,
                                                              Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                          Title                            Date
         ---------                                          -----                            ----

                                                     President, Chief Executive
                                                     and Operating Officer
                                                     (Principal Executive
/s/ Randy S. Selman                                  Operating Officer) and               May 14, 1999
----------------------------------------             Chairman of the Board
Randy S. Selman                                      and Acting Chief
                                                     Financial Officer


                                                     Vice President,
 /s/ Alan Saperstein                                 Secretary and                        May 14, 1999
---------------------------------------              Director
Alan Saperstein


---------------------------------------              Director                             May 14, 1999
Ben Swirsky


---------------------------------------              Director                             May 14, 1999
Brian K. Service


/s/ Eric Jacobs                                      Director                             May 14, 1999
---------------------------------------
Eric Jacobs

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The foregoing represents a majority of the Board of Directors

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                    DESCRIPTION
------                    -----------
1(a)                       Form of Underwriting Agreement.(1)
1(b)                       Form of Selected Dealers Agreement.(1)
3(i)(a)                    Articles of Incorporation(1)
3(i)(b)                    Articles of Amendment dated July 26, 1993(1)
3(i)(c)                    Articles of Amendment dated January 17, 1994(1)
3(i)(d)                    Articles of Amendment dated October 11, 1994(1)
3(i)(e)                    Articles of Amendment dated March 25, 1995(1)
3(i)(f)                    Articles of Amendment dated October 31, 1995(1)
3(i)(g)                    Articles of Amendment dated May 23, 1996(1)
3(i)(h)                    Articles of Amendment dated May 5, 1998(2)
3(i)(i)                    Articles of Amendment dated August 11, 1998(6)
3(iii)                     By-laws(1)
4(a)                       Form of Underwriters' Warrant(1)
4(b)                       Warrant Agreement(1)
4(c)                       Specimen Common Stock Certificate(1)
4(d)                       Specimen Common Stock Purchase  Warrant (issued pursuant to the Company's initial public offering on
                           July 30, 1997)  (1)
4(e)                       Securities Purchase Agreement for Series A Preferred(2)
4(f)                       Registration Rights Agreement for Series A Preferred (2)
4(g)                       Securities Purchase Agreement for Series A-1 Preferred(6)
4(h)                       Registration Rights Agreement for Series A-1 Preferred(6)
4(i)                       Form of Warrant to Purchase Common Stock(6)
5                          Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(11)
10(a)                      Agreement between HotelView Corporation and Pegasus Systems, Inc. dated January 14, 1997(1)
10(b)                      Form of Stock Option Plan(1)
10(c)                      Third Amended and Restated Employment Agreement between the Company and Randy S. Selman(7)
10(d)                      Third Amended and Restated Employment Agreement between the Company and Alan Saperstein(7)
10(e)                      Contract for Purchase and Sale of Real Property(3)
10(f)                      Asset Purchase Agreement between the Company and Digital Criteria Technologies, Inc.(4)
10(h)                      Securities Purchase Agreement between the Company and EDnet, Inc.(5)
10(h)                      Option Agreement between the Company and EDnet, Inc.(5)
10(i)                      Agreement dated March 9, 1998 by and between Interval International, Inc. and CondoView
                           Corporation(8)
10(j)                      Agreement dated March 30, 1998 by and between Video News Wire Corporation and P.R. Newswire, Inc.(8)

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10(k)                      Securities Purchase Agreement dated February 8, 1999 between the Company and certain scheduled investors
                           (9)
10(l)                      Registration Rights Agreement dated February 8, 1999 between the Company and certain scheduled investors
                           (9)
10(m)                      Securities Purchase Agreement dated February 8, 1999 between the Company and certain scheduled investors
                           (9)
10(n)                      Registration Rights Agreement dated February 8, 1999 between the Company and certain scheduled investors
                           (9)
10(o)                      Form of Compensation Agreement with Michael Liik(11)
10(p)                      Form of Consulting Agreement with Jeff Braile(11)
21                         Subsidiaries of the Company(10)
23.1                       Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as Exhibit 5 hereto(11)
23.2                       Consent of Arthur Andersen LLP
----------------

(1)      Incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2, Registration No.
         333-18819, as amended and declared effective by the Commission on July 30, 1997
(2)      Incorporated by reference to the Company's Current Report on Form 8-K dated May 8, 1998
(3)      Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997
(4)      Incorporated by reference to the Company's Current Report on Form 8-K dated May 20, 1998
(5)      Incorporated by reference to the Company's Current Report on Form 8-K dated August 11, 1998
(6)      Incorporated by reference to the Company's Current Report on Form 8-K dated August 21, 1998
(7)      Incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form
         S-3, Registration No. 333-62071, as amended and declared effective by the Commission on November 3, 1998
(8)      Incorporated  by reference  to the Company's Report on Form 10-QSB/A for the period ended June 30, 1998 as filed with the Commission on October 15, 1998
(9)      Incorporated  by reference to the Company's Report on Form 10-QSB for the period ended  December 31, 1998 as filed with the Commission on February 17, 1999
(10)     Incorporated  by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998 as filed with the Commission on January 13, 1999
(11)     Incorporated by reference to the Registration  Statement on Form S-8, File No.  333-39137,  as filed with the Commission on October 31, 1997
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